CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Regenicin, Inc (the “Company”) on Form 10-K for the year ended September 30, 2011 filed with the Securities and Exchange Commission (the “Report”), We, Randall McCoy, Chief Executive Officer of the Company and John J. Weber, Interim Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Randall McCoy
Name:	Randall McCoy
Title:	Principal Executive Officer and Director
Date:	January 13, 2012

By:	/s/ John J. Weber
Name:	John J. Weber
Title:	Interim Financial Officer and Director
Date:	January 13, 2012

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.